UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, Virginia 23219-0501

(Address of principal executive offices)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders of MeadWestvaco Corporation was held on April 23, 2012. Three proposals were submitted to, and approved by, the Registrant’s stockholders. The proposals are described in detail in the Registrant’s Proxy Statement for the 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 21, 2012.

(b) The directors named in the Proxy Statement were elected, by a majority of votes cast, to a one-year term expiring in 2013, with the following results:

	Number of Shares For	Number of Shares Against	Number of Shares Abstain	Broker Non-Votes
Michael E. Campbell	146,000,107	259,435	244,828	9,691,542
Dr. Thomas W. Cole, Jr.	142,335,815	3,909,280	259,275	9,691,542
James G. Kaiser	145,982,697	270,168	251,575	9,691,472
Richard B. Kelson	141,926,607	4,329,758	248,005	9,691,542
James M. Kilts	141,232,577	5,021,272	250,521	9,691,542
Susan J. Kropf	145,837,418	428,450	238,502	9,691,542
Douglas S. Luke	145,888,938	358,019	257,413	9,691,542
John A. Luke, Jr.	142,961,550	3,296,246	246,574	9,691,542
Gracia C. Martore McCormack	145,975,846	273,152	255,372	9,691,542
Timothy H. Powers	142,473,921	3,782,658	247,791	9,691,542
Jane L. Warner	146,021,787	234,762	247,821	9,691,542
Alan D. Wilson	146,016,122	237,118	251,130	9,691,542

(c) The appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm was ratified by a majority of votes cast, with 154,770,702 shares in favor, 1,169,506 shares in opposition and 255,704 shares in abstention.

(d) The proposal to approve the advisory (non-binding) resolution on the company’s executive compensation as reported in the Proxy Statement was approved by a majority of votes cast, with 133,574,361 shares in favor, 12,523,359 shares in opposition and 406,650 shares in abstention. The broker no-vote was 9,691,542 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: April 26, 2012		John J. Carrara
Assistant Secretary